                                                                  EXHIBIT 10.15


                           ACCOUNT TRANSFER AGREEMENT

     THIS ACCOUNT TRANSFER AGREEMENT is made as of May 15, 2000 by and among E*TRADE Group, Inc., a Delaware corporation ("E*TRADE"), E*TRADE Securities, Inc., a Delaware corporation ("Transferee"), Wit Capital Group, Inc., a Delaware corporation ("Parent"), and Wit Capital Corporation, a Delaware corporation ("Transferor").

     WHEREAS, Transferor is engaged in the business of providing, among other things, brokerage services to individuals;

     WHEREAS, Parent intends to acquire E*OFFERING Corp., a California corporation ("Company"), by merging Company with and into Wit SoundView Corporation ("WSC") pursuant to the Agreement of Merger and Plan of Reorganization (the "Merger Agreement"), dated as of May 15, 2000, among Parent, WSC and Company (the "Merger"), as a result of which Company will become a subsidiary of Parent;

     WHEREAS, the parties hereto and the Company are entering into a Strategic Alliance Agreement (the "Strategic Alliance Agreement"), pursuant to which the Transferee will distribute securities offered through the Transferor;

     WHEREAS, in connection with the foregoing, Transferee desires to acquire and assume from Transferor, and Transferor desires to transfer and assign to Transferee, all right, title and interest in and to substantially all retail brokerage accounts maintained by Transferor as of the Closing and carried on the books of U.S. Clearing, a division of Fleet Securities, Inc. ("U.S. Clearing"), and all related properties and rights in and to such retail brokerage accounts (the "Accounts"), upon the terms and conditions of this Agreement; and

     WHEREAS, in addition to the transfer of assets contemplated by this Agreement, upon the terms and conditions of this Agreement, Transferor will transfer or cause to be transferred to the custody of Transferee all fully-paid securities of the retail customers held by Transferor, or its clearing firm, who have not objected to the transfer or otherwise requested alternative treatment, and Transferee will take possession of the securities in accordance with applicable regulatory requirements;

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and the Strategic Alliance Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                              TRANSFER OF ACCOUNTS

     SECTION 1.1 ACQUIRED ASSETS.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), Transferor hereby agrees (and Parent shall cause Transferor) to convey, transfer, assign and deliver (or cause to be conveyed, transferred, assigned and delivered) to Transferee, and Transferee hereby agrees (and E*TRADE shall cause Transferee) to acquire from Transferor, all right, title, and interest of Transferor in and to the Accounts and all properties and rights of every kind, nature, and description, tangible or intangible, known or unknown, wherever located and by whomever owned, of Transferor relating to the Accounts, including, without limitation, the following:

             (i) All rights and interests under all written and oral contracts, agreements, customer authorizations, purchase and sale orders and contracts related to the Accounts, and other arrangements and commitments of Transferor related to the Accounts (the "Contracts"), including, without limitation, those set forth on SCHEDULE A hereto, but excluding those set forth in Schedule B hereto;

            (ii) All accounts receivable of Transferor relating to the Accounts arising on or after the Closing;

            (iii) All causes of action, judgments, and claims or demands of whatever kind or description of Transferor arising out of or relating to the Accounts, whether or not asserted, arising on or after the Closing;

            (iv) Copies of customer lists and accounts, books, records, files, databases, data and similar items related to any of the foregoing or the Accounts (it being understood and agreed that the originals of the same shall be maintained and used by Transferor solely for regulatory compliance purposes or pursuant to defense or prosecution of legal actions); and

            (v) All goodwill and similar intangible assets associated with any of the foregoing.

       The assets, properties, and rights to be conveyed, transferred, assigned and delivered pursuant to this Section 1.1 are sometimes hereinafter collectively referred to as the "Acquired Assets."

      (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Transferee hereby agrees (and E*TRADE shall cause Transferee) to assume from Transferor all of Transferor's obligations with respect to the Contracts arising on and after the Closing. The foregoing liabilities are sometimes hereinafter collectively referred to as the "Attached Liabilities."


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


     SECTION 1.2 EXCLUDED LIABILITIES. Notwithstanding anything in this Agreement to the contrary, Transferor shall (and Parent shall cause Transferor to) remain responsible for any and all liabilities and obligations, whether absolute, fixed, contingent or otherwise or direct or indirect, related to or arising in connection with the Acquired Assets arising out of any event or condition occurring or existing prior to the Closing, including but not limited to:

            (a) any liability or obligation of the Transferor arising out of
(A) any suit, action, proceeding, arbitration, mediation, complaint, inquiry or investigation, pending or threatened as of, or arising out of any event or condition occurring or existing prior to, the Closing or (B) any actual or alleged breach of applicable law prior to the Closing;

            (b) any liability or obligation under any agreement between Transferor or any of its affiliates, on the one hand, and U.S. Clearing, or any of their affiliates, on the other hand, including without limitation the clearing agreement dated [January 7], 1999 (the "U.S. Clearing Agreement") between Transferor and U.S. Clearing (in particular, any amounts due under Sections 4 and 10 thereunder, which Transferor and Parent hereby agree to remain liable for);

            (c) any liability or obligation related to an Acquired Asset incurred in connection with obtaining any applicable required consent for the transfer of any Accounts hereunder; and

            (d) any liability or obligation related to an Acquired Asset incurred by Transferor in connection with the transfer of such Acquired Asset under this Agreement.

            Transferee shall not assume any liabilities as a result of this Agreement.


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


                                   ARTICLE II

                                     CLOSING

     SECTION 2.1 CLOSING. The transactions contemplated by this Agreement shall be consummated (the "Closing") as soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article V or at such other time as the parties hereto may agree (the "Closing Date"). The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 220, Palo Alto, California, or at such other time and location as the parties hereto may agree.

     SECTION 2.2 CLOSING DELIVERIES. Subject to the terms and conditions of this Agreement, at the Closing, (a) Transferor shall deliver (or cause to be delivered) to Transferee such bills, deeds, endorsements, assignments and other good and sufficient instruments of transfer, conveyance and assignment as shall be necessary to transfer, convey and assign to Transferee title to the Acquired Assets, free and clear of all Liens (as defined below) other than Permitted Liens (as defined below), together with all other agreements, instruments, consents and documents contemplated hereunder to be delivered by Transferor at the Closing, and (b) Transferee shall deliver or cause to be delivered to Transferor any agreements, instruments of assumption and other instruments, and documents contemplated hereunder to be delivered by Transferee at the Closing.

     SECTION 2.3 FURTHER ASSURANCES. From time to time, as and when requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as the requesting party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF PARENT. Except to the extent disclosed in the document of even date herewith delivered by Parent to E*TRADE and Transferee prior to the execution and delivery of this Agreement (the "Parent Disclosure Schedule"), Transferor represents and warrants to Transferee as follows:

            (a) ORGANIZATION. Each of Parent and Transferor is a corporation duly organized and validly existing under the laws of the State of Delaware, and has the corporate power and authority to enter into this Agreement and the other agreements and instruments contemplated hereby to which it is a party (the "Ancillary Agreements"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Transferor does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any other corporation. Neither WSC nor any other subsidiary of Parent other than Transferor engages in the online retail brokerage business and maintains any retail brokerage accounts.


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


     (b) AUTHORIZATION OF TRANSFEROR. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Transferor. This Agreement has, and each Ancillary Agreement will have been, at or prior to the Closing, duly executed and delivered by Parent and Transferor and constitutes, or will thereafter constitute, the valid and binding obligation of Parent and/or Transferor, as the case may be, enforceable against it in accordance with its terms, except as enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting the rights of creditors generally, or (ii) the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     (c) NO CONFLICT. Other than the U.S. Clearing Agreement, the execution and delivery of this Agreement or any Ancillary Agreement by Transferor does not, and the performance of Parent and/or Transferor's obligations hereunder or thereunder and the consummation of the transactions contemplated hereby or thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit, or result in any other consequence, under (i) any provision of the certificate or articles of incorporation, bylaws, partnership or limited liability company operating agreement, or other charter or organizational documents, each as amended, of Parent or Transferor or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Transferor or any of their respective properties or assets, except, in the case of clause (ii), for any conflicts, violations, defaults, rights, terminations, cancellations or accelerations, losses or other consequences that would not (A) individually or in the aggregate have a material adverse effect on the Acquired Assets or the Attached Liabilities or (B) prevent or materially impair or delay the consummation of the transactions contemplated hereby.

     (d) CONSENTS AND APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any government, or any commission, authority, board, agency, division or any court or tribunal, of the government of the United States or of any state, territory, city, county or town thereof, or of any foreign jurisdiction, or of any self-regulatory organization ("Governmental Entity") is required by Parent or Transferor in connection with the execution and delivery by it of this Agreement or any Ancillary Agreement, the performance of Transferor's obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required by the National Association of Securities Dealers, Inc. ("NASD") or under any applicable federal or state securities laws or the laws of any foreign country, and (ii) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a material adverse effect on the Acquired Assets or the Attached Liabilities and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

     (e) BOOKS AND RECORDS. The books and records of Transferor, including documents and information reflecting information about the Accounts and account holders, to which Transferee and its accountants and attorneys have been given access are the true books and records of Transferor and fairly reflect the underlying facts and transactions set forth therein in all material respects.

     (f) LIENS AND LIABILITIES. No mortgage, lien, pledge, security interest, hypothecation, claim, charge, title defect or other encumbrance (each, a "Lien") has been imposed or agreed to be imposed on or with respect to the Acquired Assets other than (i) liens related to all promissory notes and other evidence of indebtedness in respect of margin loans and other indebtedness arising out of, in connection with or otherwise related to the Accounts ("Margin Loans") (including liens related to the rehypothecation of securities pledged to secure Margin Loans), (ii) the lien of current taxes not yet due and payable and (iii) such imperfections of title, liens and easements as do not and are not reasonably expected to materially detract from or interfere with the use of the properties subject thereto or affected thereby or otherwise materially impair business operations involving such Acquired Assets (items (i), (ii) and (iii), collectively, "Permitted Liens").

     (g) ACCOUNTS. Schedule C contains a list, as of a date not more than five
(5) business days prior hereto, of all retail brokerage accounts introduced by Transferor to U.S. Clearing. All information in Schedule C accurately reflects the books and records of Transferor relating to such retail brokerage accounts and the related customers. Schedule C is to be prepared and delivered on a compact disk file format designated by Transferor and acceptable to Transferee.

     (h) CONTRACTS AND COMMITMENTS.

          (i) SCHEDULE A contains a complete and accurate list of all Contracts (with respect to Contracts used by Transferor with its retail brokerage customers, Schedule A contains a list of representative forms of such Contracts), other than purchase and sale orders and similar routine agreements relating to the accounts. Section 3.1(h) of the Transferor Disclosure Schedule contains a complete and accurate list of all Contracts listed on Schedule A that, without the consent, assent, approval, novation or other action on the part of the counterparty, will not be effectively transferred to or assumed by Transferee in the transaction contemplated hereby and sets forth the nature of the consent, assent, approval, novation or other action that must be obtained to effectively transfer each such Contract.

          (ii) Transferor has performed all of its obligations under the terms of each Contract, and is not in default in any respect of any Contract, except where the failure to perform such obligations, and except for any such default that, could not reasonably be expected to have a material adverse effect on the Acquired Assets. Each of the Contracts is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to Transferor or any of its subsidiaries or, to Transferor's knowledge, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Contract, except for any such default, such event of default or failure to be in full force and effect that could not reasonably be expected to have a material adverse effect on the Acquired Assets. Transferor has made available to Transferee true and complete copies of all Contracts.


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


          (i) MARGIN LOANS. SCHEDULE C contains a complete and accurate list of all margin accounts maintained by customers of Transferor. The Margin loans in the margin Accounts will represent bona fide claims against debtors for the principal and interest amounts due in respect thereof, and will not be subject to any defense, claim, right of set-off or other right, known by Transferor, that would impede collection of such debts other than those of which Transferee is advised in writing at or prior to the Closing. For purposes of this Section 3.1(i), Transferor shall be deemed to have knowledge of all facts and circumstances known to U.S. Clearing with respect to the Margin Loans.

          (j) REGULATORY/LITIGATION MATTERS. There are no claims, actions, suits, proceedings, arbitrations, mediations, customer complaints, disputes or, to the knowledge of Parent and Transferor, investigations or inquiries pending or threatened, before any Governmental Entity brought by or against Transferor with respect to the Acquired Assets, including claims that would affect title to or transfer of the Acquired Assets or that question the validity of this Agreement or the right of the Transferor to enter into this Agreement.

    SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF E*TRADE. Except as disclosed in the document of even date herewith delivered by E*TRADE to Transferor prior to the execution and delivery of this Agreement (the "Transferee Disclosure Schedule"), E*TRADE represents and warrants to Transferor as follows:

          (a) ORGANIZATION. Each of E*TRADE and Transferee is a corporation duly organized and validly existing under the laws of the State of Delaware, and has the corporate power and authority to enter into this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

           (b) AUTHORIZATION OF TRANSFEREE. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of E*TRADE and Transferee. This Agreement has, and each Ancillary Agreement will have been, at or prior to the Closing, duly executed and delivered by E*TRADE and Transferee, and constitutes, or will thereafter constitute, the valid and binding obligation of E*TRADE and/or Transferee, as the case may be, enforceable against it in accordance with its terms, except as enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting the rights of creditors generally, or (ii) the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

           (c) NO CONFLICT. The execution and delivery of this Agreement or any Ancillary Agreement by Transferee do not, and the performance E*TRADE and/or Transferee of the obligations hereunder or thereunder and the consummation of the transactions contemplated hereby or thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit, or result in any other consequence, under (i) any provision of the certificate or articles of incorporation, bylaws, partnership or limited liability company operating agreement, or other charter or organizational documents, each as amended, of Transferee, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Transferee or any of their respective properties or assets, except, in the case of clause (ii), for any conflicts, violations, defaults, rights, terminations, cancellations or accelerations, losses or other consequences that would not individually or in the aggregate prevent or materially impair or delay the consummation of the transactions contemplated hereby.

          (d) CONSENTS AND APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by E*TRADE or Transferee in connection with the execution and delivery of this Agreement or any Ancillary Agreement by it, the performance of Transferee's obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal or state securities laws or the securities laws of any foreign country, including those necessary for Transferee to fulfill its obligations under Article II, and (ii) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not prevent or materially alter or delay any of the transactions contemplated by this Agreement or the Ancillary Agreements.

          (e) REGULATORY MATTERS. There are no claims, actions, suits, proceedings, arbitrations, mediations, customer complaints, disputes or, to the knowledge of E*TRADE and Transferee, investigations or inquiries pending or threatened before any Governmental Entity brought by or against Transferee that would prevent Transferee from acquiring the Acquired Assets.

                                   ARTICLE IV

     SECTION 4.1 ACCESS TO INFORMATION.

            (a) Transferor shall afford Transferee and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing, subject to appropriate confidentiality arrangements, to (i) all of Transferor's properties, books, contracts, commitments and records related to the Acquired Assets, and (ii) all other information concerning the assets, properties and personnel of Transferor as Transferee may reasonably request.

            (b) No information or knowledge obtained in any investigation pursuant to this Section 4.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.


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


             (c) Each party shall promptly notify the other of any inaccuracy in any representation or warranty of Parent or E*TRADE herein, as the case may be, that the other party becomes aware of.

     SECTION 4.2 CONFIDENTIALITY. The parties acknowledge that Transferee and Transferor have previously executed a nondisclosure agreement dated April __, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

     SECTION 4.3 PUBLIC DISCLOSURE. Unless otherwise permitted by this Agreement, Transferee and Transferor shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD after consultation with Transferor.

     SECTION 4.4 CONSENTS; COOPERATION.

     (a) As soon as practicable, but no later than ten (10) business days after the date hereof and at least twenty (20) days prior to the Closing Date, Transferor shall mail by registered or certified mail (return receipt requested) to the named holder of each Account a letter substantially in the form attached hereto as EXHIBIT A with such additional marketing-related changes as the parties may mutually agree upon (the "Notification Letter") describing the proposed Account transfer from Transferor to Transferee and seeking its consent to such transfer. The Notification Letters shall be prepared and mailed to the named holder of each Account at Transferor's sole expense, and Transferor shall use its reasonable best efforts to obtain the consent to the transfer of all Accounts. Transferor shall maintain a list of the names of each account holder receiving the Notification Letter, with indications as to the date the Option Letter was sent and copies of the responses received, if any, including the date of receipt of a response. Transferor shall transfer at the time of Closing all Accounts Agreements and Account information of account holders who have not objected to such transfer or requested otherwise. Transferor shall provide Transferee at or prior to the Closing copies of all written objections or directions from each account holder who decides not to transfer its Account to Transferee.

     (b) Each of Transferee and Transferor will, and will cause their respective subsidiaries, and affiliated or unaffiliated third parties who perform clearance, settlement and custodial services for the Transferee and Transferor, including Transferor's clearing agent, U.S. Clearing, to take all reasonable actions necessary to comply promptly with all legal and contractual requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration of filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement or any Ancillary Agreement (including without limitation, any consents to assignment or novation of Contracts). Transferee and Transferor shall have the right to review in advance, and to the extent practicable each will consult the other as to, in each case subject to applicable laws relating to the exchange of information, all of the information which will appear in any filing made with, or written materials submitted to, any third party or Governmental Entity in connection with the transactions contemplated by this Agreement. In the event an injunction or other order shall have been issued which prevents, alters or delays the Closing or any other transaction contemplated hereby, each party agrees to use its reasonable best efforts to have such injunction or other order lifted.

            (c) Transferee and Transferor and their respective subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the transactions contemplated by this Agreement or any Ancillary Agreement, and to consult with the other party with respect to obtaining such permits, consents, approvals and authorizations. Each of Transferee and Transferor agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any third party or Governmental Entity.

            (d) As soon as practicable, but no later than ten (10) business days after the date hereof, Transferee shall file with the Securities and Exchange Commission ("SEC") a letter substantially in the form attached hereto at EXHIBIT B (the "Omnibus Account Letter") describing the proposed transfer and applying pursuant to SEC Rule 15c3-3(c)(7) for the allowance of an omnibus account established by Transferee with U.S. Clearing to be designated as a control location adequate for the protection of customer securities for the purposes of SEC Rule 15c3-3. Transferor shall cooperate, and shall use its reasonable best efforts to cause U.S. Clearing, to assist in the process of transferring the Acquired Assets.

             (e) The Parties recognize that the transfer of Accounts to Transferee as contemplated hereby cannot be effected without the express or implied consent of the account holder. To the extent that any required consent with respect to an Acquired Asset has not been obtained on or prior to the Closing Date, such Acquired Asset shall not be transferred as an Acquired Asset hereunder, and any related liability that would, but for the absence of such required consent, constitute an Attached Liability shall not be assumed by Transferee as an Attached Liability hereunder, unless and until such required consent has been obtained.

             (f) At Closing, Transferor shall deliver to Transferee a stock record ("Stock Record") showing the total number of shares of each account holder held in the Accounts and the number of shares of each account holder held in each Account related to such account holder (exclusive of any securities owned by a customer who objected to the transfer) which Stock Record to its knowledge will be correct as of the Closing. Transferor also shall deliver or cause to be delivered to Transferee for safekeeping the fully paid securities set forth on the Stock Record. Transferor represents and warrants that (i) to its knowledge its clearing firm will be in


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


compliance with Exchange Act Rule 15(c)3-3 as of the Closing and (ii) that, to its knowledge, if Transferee relies on the Stock Record for purposes of compliance with Exchange Act Rule 17a-3(a)(5) and otherwise complies with all the other provisions of said Rule, it will be in compliance with Rule 17a-3(a)(5) as of the Closing. In the event a question arises after the Closing as to the accuracy of any of the amounts of securities set forth on the Stock Record, the parties agree to work together to resolve such question. In the event that the parties cannot resolve any question which involves an allegedly short position within 48 hours of discovery, Transferor will deliver, or cause to be delivered to Transferee within four (4) business days sufficient securities to cover any such short position.

          (g) After the date of this Agreement and through the Closing, Transferor shall deliver to Transferee on each Wednesday a transition report relating to the conversion of Accounts from Transferor to Transferee, the contents of which shall be reasonably agreed on by the parties.

          (h) Transferor shall execute all transactions in Accounts up to and including the Closing date. Thereafter, all orders for transferred Accounts shall be executed by Transferee. Transferor shall have no claim to commissions on outstanding limit orders or trades for transferred Accounts executed after the Closing Date.

          (i) With respect to margin Accounts, upon the transfer of the Accounts, the Transferee shall pay to U.S. Clearing an amount equal to the then aggregate balance of any Margin Loans in the margin Accounts and shall establish an equivalent margin loan in the margin accounts it has established for its customers. Transferee reserves the right to reject any margin Account if any related Margin Loan is under margined or otherwise under collateralized pursuant to applicable provisions of Federal Reserve Board Regulation T, NASD rules or margin lending policies and procedures of Transferee then in effect and applied generally to its accounts.

          (j) Within forty five (45) days after the execution of this Agreement, Transferor will provide to Transferee an updated Schedule C, containing such fields of information with respect to Transferor's retail brokerage accounts as Transferee shall reasonably request, including, if requested, cross-references to Contracts described on Schedule A that are for each Account. At Closing, Transferor shall deliver to Transferee an updated
Schedule C containing such fields of information with respect to the Accounts as Transferee shall reasonably request, including, if requested, cross-references to the Contracts described in Schedule A that are applicable to each Account.

          SECTION 4.5 FURTHER ASSURANCES. Each of the parties to this Agreement shall use its reasonable best efforts to effect the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.

          SECTION 4.6 EXPENSES. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense.

          SECTION 4.7 RECORDS. At the Closing, Transferor shall deliver or cause to be delivered to Transferee copies, in computer readable format, of all original agreements, document, books, records and files in the possession of Transferor or any of its subsidiaries relating to or necessary to utilize the Acquired Assets. Transferor will maintain the originals of all such agreements, documents, books, records and filed for the time periods required by applicable law and then deliver such originals to Tranferee.

                                   ARTICLE V

                              CONDITIONS TO CLOSING

          SECTION 5.1 CONDITIONS TO OBLIGATION TO EACH PARTY The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                  (a) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal regulatory restraint or prohibition preventing the consummation of the Closing shall be in effect, nor shall any preceding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of the transactions contemplated hereby illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other order lifted.

                   (b) GOVERNMENTAL APPROVAL. Transferee, Transferor and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the transactions contemplated hereby, including the NASD Approval, any state securities regulatory approvals (the failure of which to obtain would have a material adverse effect on the Acquired Assets) and such approvals, waivers and consents as may be required under the Securities Act and state Blue Sky laws (the failure of which to obtain would have a material adverse effect on the Acquired Assets); PROVIDED, HOWEVER, that none of the preceding shall be deemed obtained or made for purposes of satisfying the foregoing condition to Transferee's obligation to effect the transactions contemplated hereby if it shall impose a non-customary condition or restriction that

Transferee reasonably determines in good faith could reasonably be expected to have a material adverse effect on Acquired Assets.

                (c) MERGER, STRATEGIC ALLIANCE AND STOCK PURCHASE. The Merger Agreement, Alliance Agreement, and Stock Purchase Agreement (each in the form executed as of the date hereof or with such modifications or amendments as the E*TRADE shall have approved in writing) shall be in full force and effect, and the Merger and the closing of the stock purchase contemplated by the Merger Agreement and the Stock Purchase Agreement, respectively, shall have been consummated in accordance with the terms thereof (without any waiver by the Company of any of the Closing conditions or its rights thereunder).

         SECTION 5.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF TRANSFEROR. The obligations of Transferor to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing by Transferor.

                 (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Transferee in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to material adverse effect or materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Closing (other than representations and warranties expressly made as of an earlier date, which shall have been so true and correct as of such earlier date) and (ii) Transferee shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement and the Ancillary Agreements required to be performed and complied with by it as of or prior to the Closing.

                 (b) CERTIFICATE OF TRANSFEREE. Transferor shall have been provided with a certificate executed on behalf of the Transferee by its President or an Executive or Senior Vice President to the effect that the condition set forth in Section 5.2(a) has been satisfied.

        SECTION 5.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF TRANSFEREE. The obligations of Transferee to consummate and effect the transactions completed hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by
Transferee:

                (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Transferor in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to material adverse effect or materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Closing as though such representations and warranties were made on and of the Closing (other than representations and warranties expressly made as of an earlier date, which shall have been so true and correct as of such earlier date) and (ii) Transferor shall have performed and complied in all material respects with all covenants, obligations, and conditions of this Agreement and the Ancillary Agreements to which it is a party required to be performed and complied with by it as of or prior to the Closing.

               (b) CERTIFICATE OF TRANSFEROR. Transferee shall have been provided with a certificate executed on behalf of Transferor by its President or a Senior Vice President to the effect that the condition set forth in Section 5.3(a) has been satisfied.

               (c) INSTRUMENTS OF TRANSFER. Transferor shall (and Parent shall cause Transferor to) have duly executed and delivered to Transferee a bill of sale, assignment and such other instruments of transfer in form and substance reasonably satisfactory to E*TRADE, effecting the transfer of the Acquired Assets hereunder.

                                   ARTICLE VI

                               GENERAL PROVISIONS

        SECTION 6.1 TERMINATION. This Agreement may be terminated at any time prior to Closing by mutual written consent of Transferee and Transferor. In the event of termination of this Agreement as provided in this
Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of either party or their respective officers, directors, stockholder or affiliates and/or except to the extent that such termination results from the breach by a party hereto of any of its representation, warranties or covenants set forth in this Agreement involving fraud or willful misconduct; provided that the provisions of Section 4.2 (Confidentiality) and this Section 6.1 shall remain in full force and effect and survive any termination of this Agreement.

        SECTION 6.2 INDEMNIFICATION. Subject to the limitations set forth in this Section 6.2, Transferor and Transferee will indemnify and hold harmless the other and its subsidiaries and their officers, directors, agents and employees, and each person, if any, who controls or may control Transferor or Transferee, as the case may be, within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including without limitation reasonable legal fees (collectively "Damages"), arising out of or resulting from any breach of or default in any of the representations, warranties, covenants and agreements given or made by the other in or pursuant to this Agreement, any Ancillary Agreement, the Transferor Disclosure Schedule or any exhibit or schedule to this Agreement and any certificates delivered pursuant to Article V hereof. Transferor will indemnify and hold harmless Transferee and any Transferee Indemnified Person from and against any and all Damages arising out of, or resulting from, any liability relating to the Acquired Assets prior to the Closing.

        SECTION 6.3 NOTICES. All notices and other communication hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or by reputable overnight courier or sent via facsimile (with confirmation of receipt and followed by one of the other methods described in this Section) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                      (a) if to E*TRADE or Transferee, to:

                          E*TRADE Group, Inc.

                          4500 Bohannon Drive
                          Menlo Park, CA  94025
                          Attention:  Thomas A.  Bevilacqu
                          Telephone No.: (650) 331-6600

                          with a copy to:

                          Brobeck, Phleger & Harrison LLP
                          2200 Geng Road
                          Two Embarcadero Place
                          Palo Alto, CA 94303
                          Attention: Curtis L. Mo, Esq.
                          Facsimile No.: (650) 496-2736
                          Telephone No.: (650) 424-0160

                     (b)  if to Parent or Transferor, to:

                          Wit Capital Group, Inc.
                          826 Broadway
                          New York, New York 10003
                          Attention: Lloyd Feller, Esq.
                          Facsimile No.: (212) 253-5289
                          Telephone No.: (212) 253-5286

                          with a copy to:

                          Skadden, Arps, Slate, Meagher & Flom LLP
                          Four Times Square, 30th Floor
                          New York, New York 10036
                          Attention: Richard J. Prins, Esq.
                          Facsimile No.: (212) 735-2000
                          Telephone No.: (212) 735-3000

        SECTION 6.4 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

       SECTION 6.5 BINDING EFFECT; ASSIGNMENT. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Transferor, its successors and permitted assigns, and Transferee and its successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party; provided that Transferee may assign its rights hereunder to acquire the Acquired Assets to one or more subsidiaries thereof.

     SECTION 6.6 TRANSFER; TAXES. Transferor shall pay all applicable sales, use, transfer, documentary and other similar taxes arising out of the transfer of the Acquired Assets.

     SECTION 6.7 WAIVER; CONSENT. This Agreement may not be changed, amended, terminated, augmented, rescinded, or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

     SECTION 6.8 THIRD-PARTY BENEFICIARIES. Except as otherwise expressly provided for in this Agreement, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation, or legal entity, other than the parties hereto, any rights, remedies, or other benefits under or by reason of this Agreement.

     SECTION 6.9 COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     SECTION 6.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     SECTION 6.11 REMEDIES OF TRANSFEREE. Transferor acknowledges and agrees that the Acquired Assets are unique and not otherwise readily available to Transferee. Accordingly, Transferor acknowledges that, in addition to all other remedies to which Transferee is entitled, Transferee shall have the right to enforce the terms of this Agreement by a decree of specific performance.

     SECTION 6.12 GOVERNING LAW. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York without regard to the conflicts or choice of law provisions thereof. Except to the extent that a dispute is required to be arbitrated by the rules of the NASD, each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of New York or California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York or California for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction and such process.

    SECTION 6.13 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    SECTION 6.14 BULK TRANSFER. The Transferor and the Transferee hereby waive compliance with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the transfer of the Acquired Assets to the Transferee.

    SECTION 6.15 DEFINITIONS. For purposes of this Agreement, "material adverse effect," "knowledge" and "subsidiary" shall have the respective meanings set forth in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its respective officer thereunto duly authorized, all as of the date first above written.

                               E*TRADE Group, Inc.

                               By:
                                  ---------------------------------------------
                                    Name:
                                    Title:

                               Wit Capital Group, Inc.

                               By:
                                  ---------------------------------------------
                                    Name:
                                    Title:



                 [SIGNATURE PAGE TO ACCOUNT TRANSFER AGREEMENT]

                                    EXHIBIT A

                               Notification Letter

                      [Wit Capital Corporation Letterhead](1)

[Customer Name]

[Address]

[_________, 2000]

Re:  Transfer of Account  [Account Number] [Name of Account Holder]

Dear M____________:

This letter is to inform you that Wit Capital Corporation ("Wit") has entered into an agreement with E*TRADE, Inc. ("E*TRADE") whereby certain brokerage customer accounts, including all related information, currently held by Wit will be transferred to E*TRADE. After the transfer of the accounts to E*TRADE, Wit will no longer maintain individual retail accounts. The parties anticipate that the transfer of the accounts, including your account(s), will be effected on [Date].

Accordingly, your brokerage account at Wit, your fully-paid securities, any credit or debit balances in your account and any outstanding margin indebtedness will be transferred to E*TRADE on [Date], unless you respond in writing to this letter within fourteen (14) days from the date you receive this letter by filling out the attached Transfer Initiation Form with alternative instructions for the transfer of your account. If you wish to transfer your account to a broker other than E*TRADE, you must complete this form with all the relevant information, including the name and address of the broker-dealer to whom you request that your account be transferred. You need not take any action if you consent to the transfer of your account to E*TRADE. Upon transfer, your account, including the terms and conditions governing any margin loans you may have, will be governed by the terms and conditions of the E*TRADE margin agreement. If you consent to the transfer you will be provided with a new identification number and password by E*TRADE.

Wit must receive your written response, including a competed Transfer Initiation Form prior to the close of business on [insert date fourteen (14) days from the notice date]. If Wisdom does not receive your response and alternative transfer instruction by this date, your account will be transferred to E*TRADE effective as of the Closing of the Merger. All responses must be sent by U.S. mail to the following address:

                             Wit Capital Corporation

                                [Insert Address]


----------------
(1) Appropriate adapt names and addresses for other entities.

Sincerely yours,

[Name]
[Title]
[Department]
Wit Capital Corporation

                                    EXHIBIT B

                         Form of Omnibus Account Letter

                              [E*TRADE Letterhead]

[Name]
[Title]
E*TRADE
[address]

May ____, 2000

Mr. Michael A. Macchiaroli
Securities & Exchange Commission
Associate Director
Division of Market Regulation
450 Fifth Street, NW
Washington, DC 20549

Re: Application Pursuant to SEC Rule 15c3-3(c) (7) Concerning an Omnibus Account Used to Facilitate the Prompt and Orderly Transfer of Customer Accounts in Bulk from One Broker Dealer to Another

Dear Mr. Macchiaroli:

E*TRADE, Inc. ("E*TRADE") will be receiving some selected brokerage customer accounts of Wisdom Corporation ("Wisdom") from U.S. Clearing Corp. Wisdom currently clears its customers securities accounts through U.S. Clearing Corp. At the opening of business on Monday, _____, 2000, E*TRADE will begin clearing such accounts. Accordingly, the accounts will be transferred to E*TRADE from U.S. Clearing Corp. via a tape-to-tape conversion after the close of business on Friday, ______, 2000.

In connection with this transaction, this letter is our application pursuant to SEC Rule 15c3-3 (c) (7) for the allowance of an Omnibus account to facilitate the prompt and orderly transfer of customer accounts in bulk from U.S. Clearing Corp. to E*TRADE. In this regard, each account will be established on the books and records of E*TRADE with the corresponding securities positions being recorded as "short" in an Omnibus account at U.S. Clearing Corp. The positions will be transferred from U.S. Clearing Corp. to E*TRADE, and the Omnibus account gradually will be reduced and eliminated. We respectfully request that the Omnibus account be designated as a control location adequate for the protection of customer securities for purposes of Rule 15c3-3. In connection with this request, we represent the following:

1. The books and records of E*TRADE will reflect the customer security positions and money balances previously held by Wisdom at U.S. Clearing Corp.;

2. The books are records of E*TRADE will reflect that the customer securities not yet transferred to it as part of the conversion are "located" in the Omnibus account at U.S. Clearing Corp.;

3. E*TRADE assumes the responsibility to clear all transactions in the customer accounts being transferred; and

4.   U.S. Clearing Corp. will provide E*TRADE with written assurances that:

- For purposes of Rule 15c3-3, U.S. Clearing Corp. will treat the Omnibus account as a customer account and the customer securities maintained in the Omnibus account as fully paid securities; and

- U.S. Clearing Corp. will promptly deliver the securities in the Omnibus account to E*TRADE.

Please contact me at [Phone Number] if there are any questions.

Sincerely,

[Name]
[Title]
E*TRADE, Inc.